UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2004

INTERMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-29801	94-3296648
(Commission File No.)	(IRS Employer Identification No.)

3280 Bayshore Boulevard Brisbane, CA 94005
(Address of registrant’s principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 466-2200

Item 5.    Other Events and Regulation FD Disclosure.

On February 11, 2004, InterMune, Inc. announced that it entered into an agreement for the sale of $150 million of its 0.25% Convertible Senior Notes Due 2011 ($170 million if the option to purchase an additional $20 million principal amount of the notes is exercised in full) through a Rule 144A private placement offering to qualified institutional buyers.  A press release relating to the notes is attached hereto as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Number	Description
99.1	Press Release entitled “InterMune to Issue $150 Million Principal Amount of Convertible Notes in Private Offering,” dated February 11, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMUNE, INC.

Dated: February 11, 2004	By:	/s/ STEPHEN N. ROSENFIELD
Stephen N. Rosenfield
Executive Vice President of Legal Affairs

EXHIBIT INDEX

Number	Description
99.1	Press Release entitled “InterMune to Issue $150 Million Principal Amount of Convertible Notes in Private Offering,” dated February 11, 2004.